UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2025

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Stewart Avenue, Suite 200 Garden City, New York	11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On January 29, 2025, ProPhase Labs, Inc. (the “Company”, “we”, “us” and “our”) entered into a common stock purchase agreement (the “Purchase Agreement”) with an equity line investor (the “Investor”), whereby the Company may offer and sell, from time to time at its sole discretion, and whereby the Investor has committed to purchase, up to an aggregate of $7,730,973 of shares (the “Purchase Shares”) of the Company’s common stock, par value $0.0005 per share (the “common stock”), subject to the conditions and limitations set forth in the Purchase Agreement.

At any time after the date on which all the conditions precedents for the sale of Purchase Shares under the Purchase Agreement have been satisfied (the “Commencement Date”), and so long as the closing sale price of the common stock is equal to or greater than $0.25 per share, the Company may direct the Investor to purchase a specified number of shares of common stock (a “Fixed Purchase”) at a purchase price equal to the lesser of ninety percent (90%) of (i) the lowest traded price of a share of common stock on the applicable purchase date for such Fixed Purchase and (ii) the daily volume weighted average price for the common stock on the NASDAQ for the five (5) consecutive trading days immediately preceding the applicable purchase date for such Fixed Purchase; provided that the Investor’s obligation under any Fixed Purchase will not exceed the lower of 100,000 shares of common stock or $100,000. In addition, at any time after the Commencement Date, and so long as (i) the closing sale price of the common stock is equal to or greater than $0.25 per share and (ii) such date is also a purchase date for a Fixed Purchase of a number of shares of common stock not less than the applicable Fixed Purchase Maximum Amount (as defined in the Purchase Agreement), the Company may also direct the Investor to purchase on the immediately following business day an additional number of shares of common stock in an amount up to the Maximum VWAP Purchase Amount (as defined in the Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of 90% of (i) the volume weighted average price for the common stock on the applicable purchase date for the VWAP Purchase and (ii) the lowest traded price of a share of the common stock on the applicable purchase date for the VWAP Purchase. At any time after the Commencement Date, and so long as such date is also a purchase date for a Fixed Purchase of a number of shares of common stock and 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Fixed Purchase Notice for the corresponding Fixed Purchase have traded since the VWAP Purchase Commencement Time, then the Company may also direct the Investor to purchase on the immediately following business day an additional number of shares of common stock in an amount up to the Maximum Additional VWAP Purchase Amount (as defined in the Purchase Agreement) (an “Additional VWAP Purchase”) at a purchase price equal to the lesser of 90% of (i) the volume weighted average price for the common stock on the applicable purchase date for such Additional VWAP Purchase and (ii) the lowest traded price of a share of the common stock on the applicable purchase date for such Additional VWAP Purchase provided, however, that the Investor’s aggregate committed obligation under a VWAP Purchase and all Additional VWAP Purchases shall not exceed $5,000,000 in the aggregate for such VWAP Purchase and all such Additional VWAP Purchases, collectively.

Actual sales of Purchase Shares to the Investor under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of our common stock and determinations by the Company as to available and appropriate sources of funding for the Company and its operations. The Investor may not assign or transfer its rights and obligations under the Purchase Agreement.

As consideration for the Investor’s commitment to purchase shares of common stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company issued 352,176 shares of Common Stock to the Investor as commitment fee shares (the “Commitment Shares”).

The offer and sale of the Commitment Shares and the Purchase Shares that may be issued and sold by us to the Investor under the Purchase Agreement, and the resale of such securities by the Investor, are registered under the Securities Act of 1933, as amended (the “Securities Act”), under the Company’s shelf registration statement on Form S-3 (File No. 333-283182) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (“SEC”) on November 12, 2024 and declared effective by the SEC on November 20, 2024, and the prospectus supplement, dated January 30, 2025.

Under the applicable Nasdaq rules, in no event may the Company issue to the Investor under the Purchase Agreement more than 5,971,818 shares of common stock, which number of shares is equal to 19.99% of the shares of the common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid the Investor for all of the shares of common stock that the Company directs the Investor to purchase from the Company pursuant to the Purchase Agreement, if any, equals or exceeds $0.48 per share (representing the lower of the official closing price of our common stock on Nasdaq immediately preceding the execution of the Purchase Agreement and the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the execution of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules).

In all cases, the Company may not issue or sell any shares of common stock to the Investor under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in the Investor beneficially owning more than 4.99% of the outstanding shares of common stock.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to the Investor. The Company expects that any proceeds received by it from such sales to the Investor will be used for working capital and general corporate purposes; provided, however, that such use of proceeds shall include a commitment from the Company to use 30% of the net proceeds from any sale of Purchase Shares pursuant to the Purchase Agreement towards the redemption of any preferred stock issued by the Company during the Investment Period (as defined in the Purchase Agreement) in accordance with the terms of such preferred stock.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Investor, limitations and conditions regarding sales of Purchase Shares, indemnification rights and other obligations of the parties.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement other than a prohibition (with certain limited exceptions) on entering into a dilutive securities transaction during certain periods when we are selling common stock to the Investor under the Purchase Agreement. The Investor has agreed that it will not engage in or effect, directly or indirectly, for its own account or for the account of any of its affiliates, any short sales of our common stock or hedging transaction that establishes a net short position in our common stock during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) expiration of the Registration Statement pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which the Investor shall have purchased from the Company under the Purchase Agreement shares of common stock for an aggregate gross purchase price of $7,730,973, (iii) the date on which the common stock shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving the Company has been commenced that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of creditors. The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon one trading day’s prior written notice to the Investor. The Company and the Investor may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither the Company nor the Investor may assign or transfer the Company’s respective rights and obligations under the Purchase Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Purchase Agreement and the transactions contemplated thereby are qualified in their entirety by reference to such Exhibit.

In connection with the offering of Common Stock pursuant to the Purchase Agreement, the legal opinion letter of Reed Smith LLP, counsel to the Company, regarding the validity of the shares of Common Stock issued from time to time pursuant to the Purchase Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

5.1	Opinion of Reed Smith LLP, dated January 30, 2025

10.1	Common Stock Purchase Agreement, dated January 29, 2025, between ProPhase Labs, Inc. and the Investor

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: January 30, 2025